Exhibit 99.1

National Bank Holdings Corporation Announces

Third Quarter 2024 Financial Results and Increase to Quarterly Dividend

Denver, Colorado - (Globe Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter(1)			For the year(1)
	3Q24	2Q24	3Q23	2024	2023
Net income ($000's)	$33,105	$26,135	$36,087	$90,631	$108,927
Earnings per share - diluted	$0.86	$0.68	$0.94	$2.36	$2.85
Return on average assets	1.32%	1.06%	1.46%	1.22%	1.50%
Return on average tangible assets(2)	1.43%	1.17%	1.58%	1.33%	1.61%
Return on average equity	10.33%	8.46%	12.26%	9.70%	12.71%
Return on average tangible common equity(2)	14.84%	12.44%	18.38%	14.14%	18.81%

(1)	Ratios are annualized.
(2)	See non-GAAP reconciliations starting on page 14.

In announcing these results, Chief Executive Officer Tim Laney shared, “We delivered quarterly earnings of $0.86 per diluted share and a return on average tangible common equity of 14.84%. On the strength of our balance sheet, capital position and earnings, we are pleased to announce a 3.6% increase in our quarterly dividend to $0.29 per share. During the quarter, our disciplined approach to loan and deposit pricing drove 11 basis points of net interest margin expansion to 3.87%. Our teams delivered solid quarterly growth in our core banking fees, and we continued to leverage our diverse revenue streams across our franchise resulting in meaningful year-to-date fee income growth.”

Mr. Laney added, “We continue to remain vigilant in monitoring our loan portfolio, delivering the lowest non-performing loan ratio since early 2023. Our teams adhere to prudent, disciplined approaches that limit concentrations in our loan book and our depositor base, and we regularly perform robust stress testing on our loan portfolio. We enter the fourth quarter from a position of strength and stability and expect to finish the year strong.  We believe our Common Equity Tier 1 capital ratio of 12.88%, ample liquidity position, and diversified funding sources provide optionality for future growth.”

Third Quarter 2024 Results

(All comparisons refer to the second quarter of 2024, except as noted)

Net income increased $7.0 million or 26.7% to $33.1 million or $0.86 per diluted share, compared to $26.1 million or $0.68 per diluted share. The quarter’s increase was driven by net interest income and fee income growth. Included in the prior quarter was $3.9 million of impairment related to venture capital investments. Fully taxable equivalent pre-provision net revenue increased $7.5 million or 20.6% to $43.7 million. The return on average tangible assets increased 26 basis points to 1.43%, and the return on average tangible common equity increased 240 basis points to 14.84%.

Net Interest Income

Fully taxable equivalent net interest income increased $4.2 million to $89.5 million, driven by a $74.7 million increase in average interest earning assets, a 12 basis point increase in average loan yields and one extra day in the quarter. The fully taxable equivalent net interest margin widened 11 basis points to 3.87%, driven by a 13 basis point increase in earning asset yields which was partially offset by a two basis point increase in the cost of funds.

Loans

Loans totaled $7.7 billion at September 30, 2024, consistent with the prior quarter. We generated quarterly loan fundings totaling $359.3 million, led by commercial loan fundings of $219.1 million. The average interest rate on the third quarter’s loan originations was 8.5%.

Asset Quality and Provision for Credit Losses

The Company recorded $2.0 million of provision expense for credit losses, compared to $2.8 million in the prior quarter. The current quarter’s provision expense was primarily driven by higher reserve requirements from changes in the CECL model’s underlying economic forecast. Annualized net charge-offs decreased four basis points to 0.18% of average total loans and included the resolution of one previously reserved credit during the quarter. Non-performing loans decreased three basis points to 0.31% of total loans at September 30, 2024, and non-performing assets decreased four basis points to 0.32% of total loans and OREO at September 30, 2024. The allowance for credit losses as a percentage of loans totaled 1.23% at September 30, 2024, compared to 1.25% in the prior quarter.

Deposits

Average total deposits increased $21.3 million to $8.4 billion during the third quarter 2024. The loan to deposit ratio totaled 90.8% at September 30, 2024. Average transaction deposits (defined as total deposits less time deposits) totaled $7.4 billion, consistent with the prior quarter. The mix of transaction deposits to total deposits was 88% at September 30, 2024, consistent with June 30, 2024.

Non-Interest Income

Non-interest income increased $4.4 million to $18.4 million driven by increases in our diversified sources of fee revenue. Service charges increased $0.6 million, swap fee income increased $0.3 million and trust fee income increased $0.1 million. These increases were partially offset by a $0.3 million decrease in mortgage banking income. Included in the prior quarter was $3.9 million of impairment related to venture capital investments.

Non-Interest Expense

Non-interest expense totaled $64.2 million during the third quarter, compared to $63.1 million in the prior quarter. Salaries and benefits increased $0.4 million driven by one additional payroll day in the quarter. Professional fees increased $0.4 million and data processing increased $0.3 million driven by our continued investments in technology. These increases were partially offset by a decrease in occupancy and equipment of $0.4 million. The fully taxable equivalent efficiency ratio, excluding other intangible assets amortization, improved 387 basis points to 57.7% for the third quarter.

Income tax expense increased $1.2 million to $6.8 million, compared to $5.6 million in the prior quarter, due to the third quarter’s higher pre-tax income. The effective tax rate was 17.0%, compared to 17.7% for the second quarter.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The tier 1 leverage ratio totaled 10.44%, and the common equity tier 1 capital ratio totaled 12.88% at September 30, 2024. Shareholders’ equity totaled $1.3 billion at September 30, 2024, increasing $44.4 million. The third quarter’s net income drove $22.2 million of growth in retained earnings, and changes in the interest rate environment led to a $17.9 million improvement in accumulated other comprehensive loss.

Common book value per share increased $1.09 to $34.01 at September 30, 2024. Tangible common book value per share increased $1.17 to $24.91 as this quarter’s earnings and a decrease in accumulated other comprehensive loss outpaced the quarterly dividend.

Dividend Announcement

The quarterly cash dividend will increase 3.6% from $0.28 per share to $0.29 per share. The dividend will be payable on December 13, 2024 to shareholders of record at the close of business on November 29, 2024. This is the eighth consecutive semiannual increase to the quarterly dividend since early 2021.

Year-Over-Year Review

(All comparisons refer to the first nine months of 2023, except as noted)

Net income totaled $90.6 million, or $2.36 per diluted share, compared to net income of $108.9 million, or $2.85 per diluted share, for the first nine months of 2023. The decrease over the same period prior year was largely driven by lower net interest income, due to an increase in cost of funds outpacing the increase in interest income. Partially offsetting this decrease was a 4.7% increase in non-interest income driven by our diversified sources of fee revenue. Fully taxable equivalent pre-provision net revenue totaled $120.5 million, compared to $144.9 million. The return on average tangible assets totaled 1.33%, compared to 1.61%, and the return on average tangible common equity was 14.14%, compared to 18.81%.

Fully taxable equivalent net interest income totaled $260.5 million, compared to $276.9 million. Average earning assets increased $165.0 million, including average loan growth of $296.4 million, which was partially offset by a decrease in average investment securities of $70.2 million. The fully taxable equivalent net interest margin narrowed 32 basis points to 3.80%, as the increase in earning asset yields was more than offset by an increase in the cost of funds. Average interest bearing liabilities increased $555.3 million due to higher deposit balances, and the cost of funds totaled 2.31%, compared to 1.40% in the same period prior year.

Loans outstanding totaled $7.7 billion, increasing $236.1 million or 3.2%. New loan fundings over the trailing twelve months totaled $1.5 billion, led by commercial loan fundings of $1.0 billion.

The Company recorded $4.8 million of provision expense for credit losses for the first nine months of 2024, compared to provision expense of $3.7 million in the same period prior year. Annualized net charge-offs totaled 0.13% of average total loans during the first nine months of 2024, compared to 0.02% of average total loans during the first nine months of 2023. Non-performing loans decreased 13 basis points to 0.31% of total loans at September 30, 2024, and non-performing assets decreased 17 basis points to 0.32% of total loans and OREO at September 30, 2024. The allowance for credit losses as a percentage of loans totaled 1.23% at September 30, 2024, compared to 1.25% at September 30, 2023.

Average total deposits increased $418.6 million or 5.3% to $8.3 billion, and average transaction deposits increased $369.2 million or 5.3%. The mix of transaction deposits to total deposits was 88%, consistent with September 30, 2023.

Non-interest income totaled $50.1 million, an increase of $2.3 million or 4.7%, driven by increases in our diversified sources of fee revenue. Other non-interest income increased $5.2 million, or 63.6%, and included increases in SBA loan income, trust income, Cambr income and swap fee income. Mortgage banking income decreased $2.7 million as the sustained higher-interest rate environment has lowered mortgage volume.

Non-interest expense totaled $190.1 million, an increase of $10.2 million or 5.7%, largely due to ongoing investments in technology. Salaries and benefits increased $7.6 million, occupancy and equipment increased $2.4 million and data processing increased $2.3 million. Other intangible assets amortization increased $0.6 million due to our Cambr acquisition in April of 2023. These increases were partially offset by a decrease of $2.5 million in professional fees.

Income tax expense totaled $19.9 million, a decrease of $7.9 million from the same period prior year, driven by lower pre-tax income. The effective tax rate was 18.0% for the first nine months of 2024, compared to 20.3%.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Wednesday, October 23, 2024. Interested parties may listen to this call by dialing (888) 204-4368 using the participant passcode of 3279876 and asking for the NBHC Q3 2024 Earnings Call. The earnings release and a link to the replay of the call will be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise, delivering high quality client service and committed to stakeholder results. Through its bank subsidiaries, NBH Bank and Bank of Jackson Hole Trust, National Bank Holdings Corporation operates a network of over 90 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Utah, Wyoming, Texas, New Mexico and Idaho. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. Its trust and wealth management business is operated in its core footprint under the Bank of Jackson Hole Trust charter. NBH Bank operates under a single state charter through the following brand names as divisions of NBH Bank: in Colorado, Community Banks of Colorado and Community Banks Mortgage; in Kansas and Missouri, Bank Midwest and Bank Midwest Mortgage; in Texas, Utah, New Mexico and Idaho, Hillcrest Bank and Hillcrest Bank Mortgage; and in Wyoming, Bank of Jackson Hole and Bank of Jackson Hole Mortgage. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com, bankofjacksonhole.com, or nbhbank.com, or connect with any of our brands on LinkedIn.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common book value, excluding accumulated other comprehensive loss, net of tax,” “tangible common book value per share, excluding accumulated other comprehensive loss, net of tax,” “tangible common equity to tangible assets,” “non-interest expense excluding other intangible assets amortization,” “efficiency ratio excluding other intangible assets amortization,” “net income excluding the impact of other intangible assets amortization expense, after tax,” “pre-provision net revenue,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: the impact of potential regulatory changes to capital requirements, treatment of investment securities and FDIC deposit insurance levels and costs; our ability to execute our business strategy, including our digital strategy, as well as changes in our business strategy or development plans; business and economic conditions; effects of any potential government shutdowns; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business, including increased competition for deposits due to prevailing market interest rates and banking sector volatility; effects of any changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; changes in the fair value of our investment securities due to market conditions outside of our control; financial or reputational impacts associated with the increased prevalence of fraud or other financial crimes; with respect to our mortgage business, the inability to negotiate fees with investors for the purchase of our loans or our obligation to indemnify purchasers or repurchase related loans if the loans fail to meet certain criteria, or higher rate of delinquencies and defaults as a result of the geographic concentration of our servicing portfolio; the Company’s ability to identify potential candidates for, obtain regulatory approval for, and consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; our ability to integrate acquisitions or consolidations and to achieve synergies, operating efficiencies and/or other expected benefits within expected timeframes, or at all, or within expected cost projections, and to preserve the goodwill of acquired financial institutions; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third-party service providers and the risk of systems failures, interruptions or breaches of security, including those that could result in disclosure or misuse of confidential or proprietary client or other information; the Company’s ability to achieve organic loan and deposit growth and the  competition for, and composition of, such growth; changes in sources and uses of funds; increased competition in the financial services industry; regulatory and financial impacts associated with the Company growing to over $10 billion in consolidated assets; increases in claims and litigation related to our fiduciary responsibilities in connection with our trust and wealth management business; the effect of changes in accounting policies and practices as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (“FASB”) and other accounting standard setters; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance, or the effects of changes in tax laws on our deferred tax assets; the effects of tax legislation, including the potential of future increases to prevailing tax rules, or challenges to our positions; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments, including, but not limited to, changes in regulation that affect the fees that we charge, the resolution of legal proceedings or regulatory or other government inquiries, and the results of regulatory examinations, reviews or other inquiries, and changes in regulations that apply to us as a Colorado state-chartered bank and a Wyoming state-chartered bank; technological changes, including with respect to the advancement of artificial intelligence; the timely development and acceptance of new products and services, including in the digital technology space our digital solution 2UniFi; changes in our management personnel and the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from our bank subsidiaries; changes in estimates of future credit reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;  financial, reputational, or strategic risks associated with our investments in financial technology companies and initiatives; widespread natural and other disasters, pandemics, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities through impacts on the economy and financial markets generally or on us or our counterparties specifically; a cybersecurity incident, data breach or a failure of a key information technology system; impact of reputational risk; other risks and uncertainties listed from time to time in the Company’s reports and documents filed with the Securities and Exchange Commission; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contacts:

Analysts/Institutional Investors:

Emily Gooden, Chief Accounting Officer and Investor Relations Director, (720) 554-6640, ir@nationalbankholdings.com

Nicole Van Denabeele, Chief Financial Officer, (720) 529-3370, ir@nationalbankholdings.com

Media:

Jody Soper, Chief Marketing Officer, (303) 784-5925, Jody.Soper@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Total interest and dividend income	$138,003	$132,447	$126,110	$402,182	$360,712
Total interest expense	50,350	48,873	38,333	146,925	88,262
Net interest income	87,653	83,574	87,777	255,257	272,450
Taxable equivalent adjustment	1,816	1,711	1,575	5,220	4,432
Net interest income FTE(1)	89,469	85,285	89,352	260,477	276,882
Provision expense for credit losses	2,000	2,776	1,125	4,776	3,725
Net interest income after provision for credit losses FTE(1)	87,469	82,509	88,227	255,701	273,157
Non-interest income:
Service charges	4,912	4,295	4,849	13,598	13,394
Bank card fees	4,832	4,882	4,993	14,292	14,721
Mortgage banking income	2,981	3,296	4,688	8,932	11,614
Other non-interest income	5,664	1,556	4,835	13,290	8,124
Total non-interest income	18,389	14,029	19,365	50,112	47,853
Non-interest expense:
Salaries and benefits	37,331	36,933	35,027	110,784	103,231
Occupancy and equipment	9,697	10,120	9,167	29,758	27,366
Professional fees	2,111	1,706	2,215	5,463	7,951
Data processing	4,398	4,117	3,546	12,581	10,257
Other non-interest expense	8,648	8,222	8,640	25,523	25,693
Other intangible assets amortization	1,977	1,977	2,008	5,962	5,378
Total non-interest expense	64,162	63,075	60,603	190,071	179,876

Income before income taxes FTE(1)	41,696	33,463	46,989	115,742	141,134
Taxable equivalent adjustment	1,816	1,711	1,575	5,220	4,432
Income before income taxes	39,880	31,752	45,414	110,522	136,702
Income tax expense	6,775	5,617	9,327	19,891	27,775
Net income	$33,105	$26,135	$36,087	$90,631	$108,927
Earnings per share - basic	$0.86	$0.68	$0.95	$2.37	$2.87
Earnings per share - diluted	0.86	0.68	0.94	2.36	2.85

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	September 30, 2024	June 30, 2024	December 31, 2023	September 30, 2023
ASSETS
Cash and cash equivalents	$180,796	$144,993	$190,826	$291,291
Investment securities available-for-sale	708,987	691,076	628,829	620,445
Investment securities held-to-maturity	538,157	554,686	585,052	600,501
Non-marketable securities	72,353	72,987	90,477	87,817
Loans	7,714,495	7,722,153	7,698,758	7,478,438
Allowance for credit losses	(95,047)	(96,457)	(97,947)	(93,446)
Loans, net	7,619,448	7,625,696	7,600,811	7,384,992
Loans held for sale	16,765	18,787	18,854	19,048
Other real estate owned	1,432	1,526	4,088	3,416
Premises and equipment, net	191,889	177,456	162,733	153,553
Goodwill	306,043	306,043	306,043	306,043
Intangible assets, net	60,390	62,356	66,025	68,283
Other assets	297,023	315,245	297,326	330,894
Total assets	$9,993,283	$9,970,851	$9,951,064	$9,866,283
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$2,268,801	$2,229,432	$2,361,367	$2,483,174
Interest bearing demand deposits	1,407,667	1,420,942	1,480,042	1,358,445
Savings and money market	3,768,211	3,703,810	3,367,012	3,314,895
Total transaction deposits	7,444,679	7,354,184	7,208,421	7,156,514
Time deposits	1,052,449	1,022,741	981,970	992,494
Total deposits	8,497,128	8,376,925	8,190,391	8,149,008
Securities sold under agreements to repurchase	19,517	19,465	19,627	20,273
Long-term debt	54,433	54,356	54,200	54,123
Federal Home Loan Bank advances	—	35,000	340,000	316,770
Other liabilities	130,208	237,461	134,039	162,524
Total liabilities	8,701,286	8,723,207	8,738,257	8,702,698
Shareholders' equity:
Common stock	515	515	515	515
Additional paid in capital	1,164,395	1,161,804	1,162,269	1,160,706
Retained earnings	491,849	469,630	433,126	410,243
Treasury stock	(302,277)	(303,880)	(306,702)	(307,026)
Accumulated other comprehensive loss, net of tax	(62,485)	(80,425)	(76,401)	(100,853)
Total shareholders' equity	1,291,997	1,247,644	1,212,807	1,163,585
Total liabilities and shareholders' equity	$9,993,283	$9,970,851	$9,951,064	$9,866,283
SHARE DATA
Average basic shares outstanding	38,277,042	38,210,869	38,013,791	37,990,659
Average diluted shares outstanding	38,495,091	38,372,777	38,162,538	38,134,338
Ending shares outstanding	37,988,364	37,899,453	37,784,851	37,739,776
Common book value per share	$34.01	$32.92	$32.10	$30.83
Tangible common book value per share(1) (non-GAAP)	24.91	23.74	22.77	21.43
Tangible common book value per share, excluding accumulated other comprehensive loss(1) (non-GAAP)	26.56	25.86	24.79	24.10
CAPITAL RATIOS
Average equity to average assets	12.80%	12.57%	11.97%	11.93%
Tangible common equity to tangible assets(1)	9.81%	9.35%	8.96%	8.50%
Tier 1 leverage ratio	10.44%	10.20%	9.74%	9.56%
Common equity tier 1 risk-based capital ratio	12.88%	12.41%	11.89%	11.61%
Tier 1 risk-based capital ratio	12.88%	12.41%	11.89%	11.61%
Total risk-based capital ratio	14.79%	14.32%	13.80%	13.49%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			September 30, 2024		September 30, 2024
			vs. June 30, 2024		vs. September 30, 2023
	September 30, 2024	June 30, 2024	% Change	September 30, 2023	% Change
Originated:
Commercial:
Commercial and industrial	$1,894,830	$1,906,095	(0.6)%	$1,784,188	6.2%
Municipal and non-profit	1,096,843	1,063,706	3.1%	1,012,967	8.3%
Owner-occupied commercial real estate	949,330	921,122	3.1%	827,679	14.7%
Food and agribusiness	257,743	248,401	3.8%	258,609	(0.3)%
Total commercial	4,198,746	4,139,324	1.4%	3,883,443	8.1%
Commercial real estate non-owner occupied	1,113,796	1,116,424	(0.2)%	1,026,133	8.5%
Residential real estate	933,644	923,313	1.1%	897,804	4.0%
Consumer	13,600	14,385	(5.5)%	16,700	(18.6)%
Total originated	6,259,786	6,193,446	1.1%	5,824,080	7.5%

Acquired:
Commercial:
Commercial and industrial	116,683	124,104	(6.0)%	156,012	(25.2)%
Municipal and non-profit	282	288	(2.1)%	305	(7.5)%
Owner-occupied commercial real estate	221,928	232,890	(4.7)%	247,701	(10.4)%
Food and agribusiness	43,733	48,061	(9.0)%	61,551	(28.9)%
Total commercial	382,626	405,343	(5.6)%	465,569	(17.8)%
Commercial real estate non-owner occupied	720,384	752,040	(4.2)%	787,926	(8.6)%
Residential real estate	349,916	369,003	(5.2)%	398,187	(12.1)%
Consumer	1,783	2,321	(23.2)%	2,676	(33.4)%
Total acquired	1,454,709	1,528,707	(4.8)%	1,654,358	(12.1)%
Total loans	$7,714,495	$7,722,153	(0.1)%	$7,478,438	3.2%

Loan Fundings(1)

	Third quarter	Second quarter	First quarter	Fourth quarter	Third quarter
	2024	2024	2024	2023	2023
Commercial:
Commercial and industrial	$93,711	$241,910	$53,978	$135,954	$89,297
Municipal and non-profit	35,677	28,785	14,564	79,650	18,657
Owner occupied commercial real estate	70,517	102,615	35,128	75,631	67,322
Food and agribusiness	19,205	11,040	(7,204)	10,646	16,191
Total commercial	219,110	384,350	96,466	301,881	191,467
Commercial real estate non-owner occupied	91,809	83,184	73,789	107,738	88,434
Residential real estate	47,322	36,124	29,468	48,925	42,514
Consumer	1,010	1,547	234	1,849	1,689
Total	$359,251	$505,205	$199,957	$460,393	$324,104

(1)

Loan fundings are defined as closed end funded loans and net fundings under revolving lines of credit. Net fundings (paydowns) under revolving lines of credit were $16,302, $19,281, ($59,523), $16,954 and ($12,877) for the periods noted in the table above, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$6,251,827	$108,403	6.90%	$6,074,199	$101,794	6.74%	$5,803,157	$92,813	6.35%
Acquired loans	1,487,002	22,660	6.06%	1,541,576	23,464	6.12%	1,671,595	26,115	6.20%
Loans held for sale	18,078	319	7.02%	16,862	318	7.59%	22,154	383	6.86%
Investment securities available-for-sale	790,268	5,132	2.60%	802,830	5,101	2.54%	761,892	3,783	1.99%
Investment securities held-to-maturity	548,120	2,344	1.71%	564,818	2,419	1.71%	611,712	2,685	1.76%
Other securities	26,213	405	6.18%	25,093	377	6.01%	39,115	701	7.17%
Interest earning deposits	70,946	556	3.12%	92,388	685	2.98%	130,239	1,205	3.67%
Total interest earning assets FTE(2)	$9,192,454	$139,819	6.05%	$9,117,766	$134,158	5.92%	$9,039,864	$127,685	5.60%
Cash and due from banks	$86,887			$100,165			$104,308
Other assets	777,758			771,475			737,568
Allowance for credit losses	(96,369)			(97,741)			(92,831)
Total assets	$9,960,730			$9,891,665			$9,788,909
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$5,134,650	$40,146	3.11%	$5,109,924	$39,681	3.12%	$4,535,183	$27,211	2.38%
Time deposits	1,039,563	9,220	3.53%	1,015,371	8,536	3.38%	992,755	6,212	2.48%
Securities sold under agreements to repurchase	17,146	5	0.12%	17,449	5	0.12%	19,288	6	0.12%
Long-term debt	54,383	519	3.80%	54,307	518	3.84%	54,074	519	3.81%
Federal Home Loan Bank advances	32,641	460	5.61%	9,505	133	5.63%	316,723	4,385	5.49%
Total interest bearing liabilities	$6,278,383	$50,350	3.19%	$6,206,556	$48,873	3.17%	$5,918,023	$38,333	2.57%
Demand deposits	$2,226,807			$2,254,454			$2,553,619
Other liabilities	180,667			187,499			149,068
Total liabilities	8,685,857			8,648,509			8,620,710
Shareholders' equity	1,274,873			1,243,156			1,168,199
Total liabilities and shareholders' equity	$9,960,730			$9,891,665			$9,788,909
Net interest income FTE(2)		$89,469			$85,285			$89,352
Interest rate spread FTE(2)			2.86%			2.75%			3.03%
Net interest earning assets	$2,914,071			$2,911,210			$3,121,841
Net interest margin FTE(2)			3.87%			3.76%			3.92%
Average transaction deposits	$7,361,457			$7,364,378			$7,088,802
Average total deposits	8,401,020			8,379,749			8,081,557
Ratio of average interest earning assets to average interest bearing liabilities	146.41%			146.91%			152.75%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,816, $1,711 and $1,575 for the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the nine months ended September 30, 2024			For the nine months ended September 30, 2023
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$6,124,757	$311,112	6.79%	$5,656,309	$258,528	6.11%
Acquired loans	1,546,482	70,413	6.08%	1,718,523	79,526	6.19%
Loans held for sale	15,661	862	7.35%	23,494	1,189	6.77%
Investment securities available-for-sale	781,454	14,336	2.45%	786,087	11,655	1.98%
Investment securities held-to-maturity	563,975	7,277	1.72%	629,507	8,364	1.77%
Other securities	28,771	1,398	6.48%	46,480	2,513	7.21%
Interest earning deposits	84,920	2,004	3.15%	120,633	3,369	3.73%
Total interest earning assets FTE(2)	$9,146,020	$407,402	5.95%	$8,981,033	$365,144	5.44%
Cash and due from banks	$96,510			$110,902
Other assets	768,521			724,305
Allowance for credit losses	(97,327)			(91,110)
Total assets	$9,913,724			$9,725,130
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$5,064,386	$116,240	3.07%	$4,197,603	$55,070	1.75%
Time deposits	1,015,081	25,340	3.33%	965,750	14,545	2.01%
Securities sold under agreements to repurchase	17,839	16	0.12%	19,863	17	0.11%
Long-term debt	54,307	1,555	3.82%	53,997	1,555	3.85%
Federal Home Loan Bank advances	89,918	3,774	5.61%	449,060	17,075	5.08%
Total interest bearing liabilities	$6,241,531	$146,925	3.14%	$5,686,273	$88,262	2.08%
Demand deposits	$2,253,986			$2,751,537
Other liabilities	170,005			141,110
Total liabilities	8,665,522			8,578,920
Shareholders' equity	1,248,202			1,146,210
Total liabilities and shareholders' equity	$9,913,724			$9,725,130
Net interest income FTE(2)		$260,477			$276,882
Interest rate spread FTE(2)			2.81%			3.36%
Net interest earning assets	$2,904,489			$3,294,760
Net interest margin FTE(2)			3.80%			4.12%
Average transaction deposits	$7,318,372			$6,949,140
Average total deposits	8,333,453			7,914,890
Ratio of average interest earning assets to average interest bearing liabilities	146.53%			157.94%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $5,220 and $4,432 for the nine months ended September 30, 2024 and September 30, 2023, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	September 30, 2024	June 30, 2024	September 30, 2023
Beginning allowance for credit losses	$96,457	$97,607	$92,581
Charge-offs	(3,505)	(4,605)	(540)
Recoveries	95	499	280
Provision expense for credit losses	2,000	2,956	1,125
Ending allowance for credit losses ("ACL")	$95,047	$96,457	$93,446
Ratio of annualized net charge-offs to average total loans during the period	0.18%	0.22%	0.01%
Ratio of ACL to total loans outstanding at period end	1.23%	1.25%	1.25%
Ratio of ACL to total non-performing loans at period end	403.68%	370.18%	281.36%
Total loans	$7,714,495	$7,722,153	$7,478,438
Average total loans during the period	7,714,765	7,582,506	7,443,869
Total non-performing loans	23,545	26,057	33,212

Past Due and Non-accrual Loans

	September 30, 2024	June 30, 2024	September 30, 2023
Loans 30-89 days past due and still accruing interest	$31,253	$27,159	$8,144
Loans 90 days past due and still accruing interest	9,509	3,498	154
Non-accrual loans	23,545	26,057	33,212
Total past due and non-accrual loans	$64,307	$56,714	$41,510
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.43%	0.38%	0.45%

Asset Quality Data

	September 30, 2024	June 30, 2024	September 30, 2023
Non-performing loans	$23,545	$26,057	$33,212
OREO	1,432	1,526	3,416
Total non-performing assets	$24,977	$27,583	$36,628
Total non-performing loans to total loans	0.31%	0.34%	0.44%
Total non-performing assets to total loans and OREO	0.32%	0.36%	0.49%

NATIONAL BANK HOLDINGS CORPORATION

Key Metrics(1)

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Return on average assets	1.32%	1.06%	1.46%	1.22%	1.50%
Return on average tangible assets(2)	1.43%	1.17%	1.58%	1.33%	1.61%
Return on average equity	10.33%	8.46%	12.26%	9.70%	12.71%
Return on average tangible common equity(2)	14.84%	12.44%	18.38%	14.14%	18.81%
Loan to deposit ratio (end of period)	90.79%	92.18%	91.77%	90.79%	91.77%
Non-interest bearing deposits to total deposits (end of period)	26.70%	26.61%	30.47%	26.70%	30.47%
Net interest margin(3)	3.79%	3.69%	3.85%	3.73%	4.06%
Net interest margin FTE(2)(3)	3.87%	3.76%	3.92%	3.80%	4.12%
Interest rate spread FTE(4)	2.86%	2.75%	3.03%	2.81%	3.36%
Yield on earning assets(5)	5.97%	5.84%	5.53%	5.87%	5.37%
Yield on earning assets FTE(2)(5)	6.05%	5.92%	5.60%	5.95%	5.44%
Cost of interest bearing liabilities	3.19%	3.17%	2.57%	3.14%	2.08%
Cost of deposits	2.34%	2.31%	1.64%	2.27%	1.18%
Non-interest income to total revenue FTE(9)	17.05%	14.13%	17.81%	16.13%	14.74%
Non-interest expense to average assets	2.56%	2.56%	2.46%	2.56%	2.47%
Efficiency ratio	60.51%	64.62%	56.56%	62.24%	56.16%
Efficiency ratio excluding other intangible assets amortization FTE(2)	57.65%	61.52%	53.90%	59.28%	53.74%
Pre-provision net revenue	$41,880	$34,528	$46,539	$115,298	$140,427
Pre-provision net revenue FTE(2)	43,696	36,239	48,114	120,518	144,859

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.31%	0.34%	0.44%	0.31%	0.44%
Non-performing assets to total loans and OREO	0.32%	0.36%	0.49%	0.32%	0.49%
Allowance for credit losses to total loans	1.23%	1.25%	1.25%	1.23%	1.33%
Allowance for credit losses to non-performing loans	403.68%	370.18%	281.36%	403.68%	281.36%
Net charge-offs to average loans	0.18%	0.22%	0.01%	0.13%	0.02%

(1)	Ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.
(3)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(4)

Interest rate spread represents the difference between the weighted average yield on interest earning assets, including FTE income, and the weighted average cost of interest bearing liabilities. Ratio represents a non-GAAP financial measure.

(5)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(6)	Non-performing loans consist of non-accruing loans and modified loans on non-accrual.
(7)	Non-performing assets include non-performing loans and other real estate owned.
(8)	Total loans are net of unearned discounts and fees.
(9)	Non-interest income to total revenue represents non-interest income divided by the sum of net interest income FTE and non-interest income. Ratio represents a non-GAAP financial measure.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	September 30, 2024	June 30, 2024	December 31, 2023	September 30, 2023
Total shareholders' equity	$1,291,997	$1,247,644	$1,212,807	$1,163,585
Less: goodwill and other intangible assets, net	(358,754)	(360,732)	(364,716)	(366,724)
Add: deferred tax liability related to goodwill	13,203	12,871	12,208	11,876
Tangible common equity (non-GAAP)	$946,446	$899,783	$860,299	$808,737

Total assets	$9,993,283	$9,970,851	$9,951,064	$9,866,283
Less: goodwill and other intangible assets, net	(358,754)	(360,732)	(364,716)	(366,724)
Add: deferred tax liability related to goodwill	13,203	12,871	12,208	11,876
Tangible assets (non-GAAP)	$9,647,732	$9,622,990	$9,598,556	$9,511,435

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	12.93%	12.51%	12.19%	11.79%
Less: impact of goodwill and other intangible assets, net	(3.12)%	(3.16)%	(3.23)%	(3.29)%
Tangible common equity to tangible assets (non-GAAP)	9.81%	9.35%	8.96%	8.50%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$946,446	$899,783	$860,299	$808,737
Divided by: ending shares outstanding	37,988,364	37,899,453	37,784,851	37,739,776
Tangible common book value per share (non-GAAP)	$24.91	$23.74	$22.77	$21.43

Tangible common book value per share, excluding accumulated other comprehensive loss calculations:
Tangible common equity (non-GAAP)	$946,446	$899,783	$860,299	$808,737
Accumulated other comprehensive loss, net of tax	62,485	80,425	76,401	100,853
Tangible common book value, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	1,008,931	980,208	936,700	909,590
Divided by: ending shares outstanding	37,988,364	37,899,453	37,784,851	37,739,776
Tangible common book value per share, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	$26.56	$25.86	$24.79	$24.10

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Net income	$33,105	$26,135	$36,087	$90,631	$108,927
Add: impact of other intangible assets amortization expense, after tax	1,517	1,516	1,541	4,575	4,128
Net income excluding the impact of other intangible assets amortization expense, after tax (non-GAAP)	$34,622	$27,651	$37,628	$95,206	$113,055

Average assets	$9,960,730	$9,891,665	$9,788,909	$9,913,724	$9,725,130
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill	(346,757)	(349,030)	(356,083)	(348,717)	(342,826)
Average tangible assets (non-GAAP)	$9,613,973	$9,542,635	$9,432,826	$9,565,007	$9,382,304

Average shareholders' equity	$1,274,873	$1,243,156	$1,168,199	$1,248,202	$1,146,210
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill	(346,757)	(349,030)	(356,083)	(348,717)	(342,826)
Average tangible common equity (non-GAAP)	$928,116	$894,126	$812,116	$899,485	$803,384

Return on average assets	1.32%	1.06%	1.46%	1.22%	1.50%
Return on average tangible assets (non-GAAP)	1.43%	1.17%	1.58%	1.33%	1.61%
Return on average equity	10.33%	8.46%	12.26%	9.70%	12.71%
Return on average tangible common equity (non-GAAP)	14.84%	12.44%	18.38%	14.14%	18.81%

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Interest income	$138,003	$132,447	$126,110	$402,182	$360,712
Add: impact of taxable equivalent adjustment	1,816	1,711	1,575	5,220	4,432
Interest income FTE (non-GAAP)	$139,819	$134,158	$127,685	$407,402	$365,144

Net interest income	$87,653	$83,574	$87,777	$255,257	$272,450
Add: impact of taxable equivalent adjustment	1,816	1,711	1,575	5,220	4,432
Net interest income FTE (non-GAAP)	$89,469	$85,285	$89,352	$260,477	$276,882

Average earning assets	$9,192,454	$9,117,766	$9,039,864	$9,146,020	$8,981,033
Yield on earning assets	5.97%	5.84%	5.53%	5.87%	5.37%
Yield on earning assets FTE (non-GAAP)	6.05%	5.92%	5.60%	5.95%	5.44%
Net interest margin	3.79%	3.69%	3.85%	3.73%	4.06%
Net interest margin FTE (non-GAAP)	3.87%	3.76%	3.92%	3.80%	4.12%

Efficiency Ratio and Pre-Provision Net Revenue

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Net interest income	$87,653	$83,574	$87,777	$255,257	$272,450
Add: impact of taxable equivalent adjustment	1,816	1,711	1,575	5,220	4,432
Net interest income FTE (non-GAAP)	$89,469	$85,285	$89,352	$260,477	$276,882

Non-interest income	$18,389	$14,029	$19,365	$50,112	$47,853

Non-interest expense	$64,162	$63,075	$60,603	$190,071	$179,876
Less: other intangible assets amortization	(1,977)	(1,977)	(2,008)	(5,962)	(5,378)
Non-interest expense excluding other intangible assets amortization (non-GAAP)	$62,185	$61,098	$58,595	$184,109	$174,498

Efficiency ratio	60.51%	64.62%	56.56%	62.24%	56.16%
Efficiency ratio excluding other intangible assets amortization FTE (non-GAAP)	57.65%	61.52%	53.90%	59.28%	53.74%
Pre-provision net revenue (non-GAAP)	$41,880	$34,528	$46,539	$115,298	$140,427
Pre-provision net revenue, FTE (non-GAAP)	43,696	36,239	48,114	120,518	144,859